Exhibit 16.1

D’Arelli Pruzansky, P.A.

5489 Wiles Road, Unit 303

Coconut Creek, FL 33073

March 14, 2016

Securities and Exchange Commission

100 F Street, N.W.

Washington, DC 20549-7561

Dear Sirs/Madams:

We have read Item 4.01 of Monaker Group, Inc. (the “Company”) Form 8-K dated March 8, 2016, and are in agreement with the statements relating only to D’Arelli Pruzansky, P.A. contained therein. We have no basis to agree or disagree with other statements of the Company contained therein.

Very truly yours,

/s/ D’Arelli Pruzansky, P.A.